Exhibit 23(b)(ii) under Form N-1A
                                    Exhibit 3(ii) under Item 601/Reg. S-K


                               The Wachovia Funds

                         (formerly: The Biltmore Funds)

                           Amendment #1 to the By-Laws

                             effective March 4, 1998

                                   ARTICLE VI

                                     SHARES

                        Section 1. CERTIFICATES.
                                   ------------

      Please delete the first three sentences of this Section, and replace them with the following:'

      The Trust may, in its discretion, issue a share certificate or certificates to a shareholder, certifying the number and kind of full shares owned by such shareholder. If issued, all certificates for shares shall be signed by the Chairman, President or any Vice President and by the Treasurer or Secretary or any Assistant Treasurer or Secretary. The signatures may be either manual for facsimile signatures."